SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934


                        August 9, 2001
        ------------------------------------------------
        Date of Report (Date of Earliest Event Reported)



                EAGLE BUILDING TECHNOLOGIES, INC.
     ------------------------------------------------------
     (Exact name of Registrant as specified in its charter)




                             Nevada
         ----------------------------------------------
         (State or Other Jurisdiction of Incorporation)



          0-26322                                   88-0327648
------------------------                 ---------------------------------
(Commission File Number)                 (IRS Employer Identification No.)



     20283 State Road 7, Suite 213, Boca Raton, Florida 33498
     --------------------------------------------------------
             (Address of Principal Executive Offices)



                         (561) 487-3600
                 -------------------------------
                 (Registrant's Telephone Number)



     -------------------------------------------------------------
     (Former Name or Former Address, if changed since last report)



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ITEM 2.   ACQUISITION OF ASSETS.
          ----------------------

     On April 16, 2001, Eagle Building Technologies, Inc. (the "Company") acquired eighty-five percent (85%) of the issued and outstanding securities of Master srl ("Master"), an Italian corporation located in Piacenza, Italy for an aggregate purchase price of 15,462,350,000 Lire or approximately $7,191,000 U.S.

     The acquisition was subject to due diligence and a final audit. The audit, as completed to date, has raised certain issues concerning Master's sales revenues which the Company believes require further investigation. The Company has not previously, nor does the Company intend to, consolidate any financial information concerning Master's operations in the Company's financial statements until such time as the Company's due diligence and final audit is completed to the Company's satisfaction.

     Master has been in business for almost 50 years. It is the leader in the manufacture of security doors that are bullet-proof, fire-explosion proof and contain special locks. Master markets its doors under the name Master Door. Business Dimensions, Inc., a wholly-owned subsidiary of the Company, has the exclusive license for North America to market and distribute Master products. The acquisition of Master by the Company will not affect the license held by Business Dimensions, Inc.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ----------------------------------

     The financial statements required regarding the aforesaid acquisition by the Company of Master are not included in this Form 8-K and will be filed supplementary upon completion of the Company's due diligence and the final audit, and assuming the transaction is finalized.


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                          SIGNATURES

Pursuant to the requirements of the securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EAGLE CAPITAL INTERNATIONAL, LTD

Dated: August 9, 2001
                                   By:/s/ Anthony D'Amato
                                      --------------------------------
                                      Anthony D'Amato
                                      President

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